CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our reports dated May 26, 2006, relating to the financial statements and financial highlights which appear in the March 31, 2006 Annual Report to Shareholders of Credit Suisse Alternative Capital Multi-Strategy Master Fund, LLC, Credit Suisse Alternative Capital Multi-Strategy Institutional Fund, LLC, Credit Suisse Alternative Capital Event Driven Master Fund, LLC, Credit Suisse Alternative Capital Event Driven Institutional Fund, LLC, Credit Suisse Alternative Capital Long/Short Equity Master Fund, LLC, Credit Suisse Alternative Capital Long/Short Equity Institutional Fund, LLC, Credit Suisse Alternative Capital Relative Value Master Fund, LLC, Credit Suisse Alternative Capital Relative Value Institutional Fund, LLC, Credit Suisse Alternative Capital Tactical Trading Master Fund, LLC and Credit Suisse Alternative Capital Tactical Trading Institutional Fund, LLC (the "Funds"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
July 27, 2006